[CAPITOL FEDERAL FINANCIAL LETTERHEAD]

December 28, 2000

Dear Fellow Shareholder:

            On behalf of the Board of Directors and management of Capitol Federal Financial, we cordially invite you to attend the annual meeting of the Capitol Federal Financial shareholders. The meeting will be held at 10:00 a.m. local time on Tuesday, January 23, 2001 at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, in Topeka, Kansas.

            We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

            Your Board of Directors and management are committed to the success of Capitol Federal Financial and the enhancement of your investment. As Chairman of the Board and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Very truly yours,
JOHN C. DICUS
Chairman of the Board and Chief Executive Officer

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[CAPITOL FEDERAL FINANCIAL LETTERHEAD]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 23, 2001

            NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Capitol Federal Financial will be held as follows:

TIME	10:00 a.m. local time Tuesday, January 23, 2001
PLACE	Bradbury Thompson Center Washburn University Campus 1700 S.W. Jewell Topeka, Kansas
ITEMS OF BUSINESS	(1) The election of two directors to Capitol Federal Financial.
(2) The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2001.
RECORD DATE	Holders of Capitol Federal Financial common stock of record at the close of business on December 8, 2000, are entitled to vote at the annual meeting or any adjournment thereof. A complete list of shareholders entitled to vote at the meeting will be available for your inspection at our executive offices during the 20 days prior to the meeting, as well as at the meeting.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered shareholders, that is, shareholders who hold their stock in their own name, can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS
JOHN C. DICUS Chairman of the Board and Chief Executive Officer

Topeka, Kansas
December 28, 2000

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CAPITOL FEDERAL FINANCIAL
700 Kansas Avenue
Topeka, Kansas 66603
(785) 235-1341

PROXY STATEMENT

INTRODUCTION

            The Capitol Federal Financial Board of Directors is using this proxy statement to solicit proxies from the holders of common stock of Capitol Federal Financial for use at the company's upcoming annual meeting of shareholders. The annual meeting of shareholders will be held on Tuesday, January 23, 2001 at 10:00 a.m. local time, at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, Topeka, Kansas. At the meeting, shareholders will be asked to vote on two proposals. The proposals are set forth in the accompanying Notice of Annual Meeting of Shareholders and are described in more detail below. Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented. Capitol Federal Financial is referred to in this proxy statement from time to time as "Capitol Federal Financial" or the "Company."

             By submitting your proxy, either by executing and returning the enclosed proxy card or by voting electronically via the Internet or by telephone, you authorize the Company's Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board of Directors also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

            This proxy statement and the accompanying materials are being mailed to shareholders on or about December 28, 2000.

            Your proxy vote is important. Whether or not you plan to attend the meeting, please submit your proxy promptly either in the enclosed envelope, via the Internet or by telephone.

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INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

             At the annual meeting, shareholders will be asked to vote on the following proposals:

Proposal 1.	The election of two directors to Capitol Federal Financial.
Proposal 2.	The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2001.

The shareholders also will transact any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from shareholders.

Who is entitled to vote?

             The record date for the meeting is December 8, 2000. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to be voted at the meeting is the Capitol Federal Financial common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 80,580,732 shares of common stock outstanding.

What if my shares are held in "street name" by a broker?

            If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items. Whether an item is discretionary is determined by the exchange rules governing your broker. In the case of non-discretionary items, the shares will be treated as "broker non-votes." Shares treated as broker non-votes will be included for purposes of calculating the presence of a quorum, which is necessary in order for us to conduct the meeting, but are not otherwise counted as shares entitled to vote on a proposal.

What if my shares are held in Capitol Federal Financial's employee stock ownership plan?

            We maintain an employee stock ownership plan which owns approximately 3.25 percent of Capitol Federal Financial common stock. Employees of Capitol Federal Financial and our subsidiary, Capitol Federal Savings Bank participate in the employee stock ownership plan. Each participant instructs the trustee of the plan how to vote the shares of common stock allocated to his or her account under the employee stock ownership plan. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant's shares in accordance with the instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the annual meeting, the trustee will vote the shares "FOR" each of the proposals set forth in this proxy statement. In the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her employee stock ownership plan account, the trustee will vote such shares "FOR" each of the proposals set forth in this proxy statement. The trustee will vote the shares of Capitol Federal Financial common stock held in the employee stock ownership plan but not allocated to any participant's account in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each such proposal.

How many shares must be present to hold the meeting?

            A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

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What if a quorum is not present at the meeting?

            If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

             1. You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

            2. You may vote by telephone. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

             3. You may vote on the internet. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote on the Internet by following the instructions included on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

             4. You may vote in person at the meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of Capitol Federal Financial common stock on December 8, 2000, the record date for voting at the annual meeting.

Can I vote by telephone or on the Internet if I am not a registered shareholder?

            If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet.

Can I change my vote after I submit my proxy?

            Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

  signing another proxy with a later date;
  voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;
  giving written notice of the revocation of your proxy to the Secretary of Capitol Federal Financial prior to the annual meeting; or
  voting in person at the annual meeting.

What if I do not specify how my shares are to be voted?

             If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:
  FOR the election of two directors to Capitol Federal Financial; and
  FOR ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2001.

Will any other business be conducted at the annual meeting?

            The Board of Directors knows of no other business that will be presented at the meeting. If any other proposal properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

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How many votes are required to approve the proposals?

             Director nominees who receive the highest number of votes for the positions to be filled will be elected. Ratification of the appointment or Deloitte & Touche LLP as Capitol Federal Financial's independent auditors requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by shareholders of Capitol Federal Financial common stock. Capitol Federal Savings Bank MHC, which owns 64.8% of Capitol Federal Financial's outstanding common stock, intends to vote its shares in favor of the proposals.

How will abstentions be treated?

             If you abstain from voting on one or more proposals, your shares will still be included for purposes of determining whether a quorum is present. In addition, if you abstain from voting on a proposal, your shares will be included in the number of shares voting on the proposal and, consequently, your abstention will have the same practical effect as a vote against the proposal.

How will broker non-votes be treated?

            Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum. Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal. Consequently, broker non-votes will not be counted in determining the number of shares necessary for approval of the plans and will, therefore, reduce the absolute number, but not the percentage, of the affirmative votes required for approval of these proposals.

STOCK OWNERSHIP

Stock Ownership of Significant Shareholders, Directors and Executive Officers

             The following table presents information regarding the beneficial ownership of Capitol Federal Financial common stock as of December 8, 2000, by:

  those persons or entities (or group of affiliated persons or entities) known by management to beneficially own more than five percent of the outstanding common stock of Capitol Federal Financial;

  each director of Capitol Federal Financial;

  each officer of Capitol Federal Financial named in the "Summary Compensation Table" appearing below; and

  all of the executive officers and directors of Capitol Federal Financial as a group.

               The persons named in the following table have sole voting power for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each of the beneficial owners, except where otherwise indicated, is the same address as Capitol Federal Financial. An asterisk (*) in the tables indicates that an individual beneficially owns less than one percent of the outstanding common stock of Capitol Federal Financial. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). As of December 8, 2000, there were 80,580,732 shares of Capitol Federal Financial common stock outstanding.

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Name of Beneficial Owner	Beneficial Ownership	Percent of Common Stock Outstanding
Significant Shareholder

Capitol Federal Savings Bank MHC 700 Kansas Avenue Topeka, Kansas 66603(1)	52,192,817	64.8%

Directors and Named Executive Officers(2)

B. B. Andersen, Director	121,000(3)	*
John C. Dicus, Chairman, Chief Executive Officer and Director	444,501(4)	*
John B. Dicus, President, Chief Operating Officer and Director	359,301(5)	*
Frederick P. Reynolds, Director	85,000(3)	*
Robert B. Maupin, Director	103,500	*
Carl W. Quarnstrom, Director	79,000(3)	*
Marilyn S. Ward, Director	80,000(3)	*
Stanley F. Mick, Executive Vice President and Chief Lending Officer	107,218(6)	*
Neil F.M. McKay, Executive Vice President, Chief Financial Officer and Treasurer	102,218(6)	*
Larry K. Brubaker, Executive Vice President for Corporate Services	118,829(6)	*
Directors and executive officers of Capitol Federal Financial as a group (16 persons)(2)	1,944,731	2.40%
  ___________________

(1)	As reported by Capitol Federal Savings Bank MHC in a Schedule 13D dated March 31, 1999, which reported sole voting and dispositive power with respect to 52,192,817 shares.
(2)	Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the individual's or group members' families, or held by trusts of which the individual or group member is a trustee or substantial beneficiary, with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers.
(3)	Includes 20,000 shares subject to currently exercisable options or options exercisable within 60 days.
(4)	The amount of shares beneficially owned by John C. Dicus includes 50,000 shares held in trust of which Mr. Dicus is the trustee and has shared voting and dispositive powers with his spouse. The amount also includes 100,000 shares subject to currently exercisable options or options exercisable within 60 days.
(5)	The amount of shares beneficially owned by John B. Dicus includes 10,000 shares held in a trust of which Mr. Dicus is a beneficiary. The amount also includes 105,000 shares subject to currently exercisable options or options exercisable within 60 days.
(6)	Includes 30,000 shares subject to currently exercisable options or options exercisable within 60 days.

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  PROPOSAL I
  ELECTION OF DIRECTORS

              Capitol Federal Financial's Board of Directors is composed of seven members, each of whom is also a director of Capitol Federal Savings. Approximately one-third of the directors are elected annually. Directors of Capitol Federal Financial are elected to serve for a three-year term or until their respective successors are elected and qualified.

              The following table sets forth certain information, as of September 30, 2000, regarding the composition of Capitol Federal Financial's Board of Directors, including each director's term of office. The Board of Directors, acting as the nominating committee, has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the annual meeting "FOR" the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

Name	Age	Position(s) Held in Capitol Federal Financial	Director Since	Term of Office Expires

NOMINEES

John B. Dicus	39	President, Chief Operating Officer and Director	1989	2004
Frederick P. Reynolds	76	Director	1979	2004

DIRECTORS REMAINING IN OFFICE

Robert B. Maupin	75	Director	1973	2002
Carl W. Quarnstrom	71	Director	1985	2002
Marilyn S. Ward	61	Director	1981	2003
B. B. Andersen	64	Director	1981	2003
John C. Dicus	67	Chairman, Chief Executive Officer and Director	1963	2003
  ____________________
  1   Includes service as a director of Capitol Federal Savings.

              The business experience of each director of Capitol Federal Financial for at least the past five years is set forth below.

               John B. Dicus. Mr. Dicus is President and Chief Operating Officer of Capitol Federal Savings and Capitol Federal Financial. He has served in such capacities for Capitol Federal Savings since 1996 and for Capitol Federal Financial since its inception in March 1999. Prior to that, he served as the Executive Vice President of Corporate Services for Capitol Federal Savings for four years. He has been with Capitol Federal Savings in various other positions since 1985. Mr. Dicus also serves on the board of Protection One, Inc., an alarm security business headquartered in Topeka, Kansas. Mr. John B. Dicus is the son of Mr. John C. Dicus.

              Frederick P. Reynolds. Mr. Reynolds is currently the Chairman of the Board of Sound Products, Inc., a music and sound system company located in Kansas City. Over the last forty years, Mr. Reynolds has been an owner, operator and investor in radio stations, on both a local Topeka and national level, and in cable television in eastern Missouri.

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              Robert B. Maupin. Mr. Maupin is currently retired. Previously, he worked for Capitol Federal Savings for over forty years. He retired in 1991 as Capitol Federal Savings' Senior Executive Vice President and Chief Lending Officer.

              Carl W. Quarnstrom. Mr. Quarnstrom is a partner in the law firm of Shaw, Hergenreter, Quarnstrom & Peters, L.L.P., located in Topeka, Kansas. The firm serves as general counsel for Capitol Federal Savings.

              Marilyn S. Ward. Since 1985, Ms. Ward has been Executive Director of ERC/Resource & Referral, a family resource center located in Topeka, Kansas.

              B.B. Andersen. Mr. Andersen had a life long career in construction and development activities. He is currently involved in various real estate development projects in Colorado.

              John C. Dicus. Mr. Dicus is Chairman of the Board of Directors and Chief Executive Officer of Capitol Federal Savings and Capitol Federal Financial. He has served in such capacities for Capitol Federal Savings since 1989 and with Capitol Federal Financial since its inception in March 1999. He has been associated with Capitol Federal Savings in various capacities since 1959, and served as President of Capitol Federal Savings from 1969 until 1996. Mr. Dicus also serves as a director for Western Resources, Inc., an electric utility and consumer services company located in Topeka, Kansas.

  Meetings and Committees of the Boards of Directors

              Meetings and Committees of Capitol Federal Financial. Meetings of Capitol Federal Financial's Board of Directors are generally held on a quarterly basis. For the year ended September 30, 2000, the Board of Directors met 11 times. During fiscal year 2000, no incumbent director of Capitol Federal Financial attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

              Capitol Federal Financial's Board of Directors has standing Executive, Compensation, Stock Benefit and Audit Committees. Since Capitol Federal Financial currently does not pay any salaries to its officers or employees, all compensation matters are addressed by Capitol Federal Savings.

              The members of the boards of Capitol Federal Financial and Capitol Federal Savings are identical and serve the same function for both companies. The following is a summary of the principal committees of the Board of Directors.

              The Executive Committee is comprised of John C. Dicus (Chairperson) and Directors John B. Dicus, Andersen and Maupin. The Executive Committee meets on an as needed basis and exercises the power of the board of directors between board meetings, to the extent permitted by applicable law. This committee is responsible for formulating and implementing policy decisions, subject to review by the entire Board of Directors. The Executive Committee did not meet during fiscal year 2000.

              The Compensation Committee is comprised of Directors Andersen (Chairperson), Ward, Quarnstrom, Maupin and Reynolds. The Compensation Committee is responsible for reviewing all issues pertaining to executive compensation and also for reviewing and recommending all changes in employee benefit plans. In fiscal year 2000, this committee met once at the Company level; however, the Compensation Committee for Capitol Federal Savings, which serves the same function and has the identical makeup, met three times during fiscal year 2000.

              The Stock Benefit Committee is comprised of Directors Andersen (Chairperson), and Ward. The principal function of the Stock Benefit Committee is responsible for overseeing Capitol Federal Financials Stock Option and Incentive Plan and the Recognition and Retention Plan. This committee met once during fiscal year 2000.

              The Audit Committee is comprised of Directors Ward (Chairperson), Andersen, Maupin and Reynolds. The Audit Committee oversees the audit program for Capitol Federal Financial and meets periodically with its accounting firm in order to review the annual audit. During fiscal year 2000, this committee met five times.

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              The entire Board of Directors of Capitol Federal Financial acts as the Nominating Committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures. The committee generally meets once a year to make nominations.

              Meetings and Committees of Capitol Federal Savings. Meetings of Capitol Federal Savings' Board of Directors are generally held on a monthly basis. For the year ended September 30, 2000, the Board of Directors met 12 times. During fiscal year 2000, no incumbent director of Capitol Federal Savings attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

              Capitol Federal Savings' Board of Directors has standing Executive, Compensation and Audit Committees. The entire Board acts as its Nominating Committee.

              Capitol Federal Savings' Executive Committee exercises the power of the Board of Directors between board meetings, to the extent permitted by applicable law. The Executive Committee did not meet during fiscal year 2000.

              Capitol Federal Savings' Compensation Committee is responsible for reviewing all issues pertaining to executive compensation and for recommending all changes to employee benefit plans. The Compensation Committee met two times during fiscal year 2000.

              Capitol Federal Savings' Audit Committee oversees the audit program for Capitol Federal Savings and meets periodically with its accounting firm in order to review the annual audit. The Audit Committee, which has the identical makeup as the Audit Committee of Capitol Federal Financial, met five times during fiscal year 2000.

              The entire Board of Directors of Capitol Federal Savings acts as the Nominating Committee. The Nominating Committee reviews the terms of the directors and makes nominations for directors to be voted on by Capitol Federal Financial, as the sole shareholder of Capitol Federal Savings. The committee generally meets once a year to make nominations.

  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  Director Compensation

              The members of the Board of Directors of Capitol Federal Financial and Capitol Federal Savings are identical. During fiscal year 2000, each director of Capitol Federal Savings received a $1,000 monthly retainer, plus $1,000 for each meeting attended. In addition, each non-employee director received $500 per committee meeting attended and $250 for a telephonic meeting.

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  Executive Compensation

              The following table sets forth information concerning the compensation paid by Capitol Federal Savings, to the Chairman and Chief Executive Officer of Capitol Federal Financial and Capitol Federal Savings and the four other most highly compensated executive officers of Capitol Federal Savings (hereinafter referred to as the "named executive officers") during the fiscal year ended September 30, 2000.

  Summary Compensation Table

		Annual Compensation(1)			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation($)(1)	Restricted Stock Award ($)	Options (#)	All Other Compensation

John C. Dicus, Chairman and Chief Executive Officer	2000 1999 1998	$624,000(2) 624,000(2) 622,800(2)	$106,287 99,477 95,355	$ 15,948(3) 23,754(3) 109,620(3)	$2,775,000(4) --- ---	500,000 --- ---	$ 86,196(7) 99,715 219,630
John B. Dicus, President and Chief Operating Officer	2000 1999 1998	$324,000(2) 314,000(2) 312,800(2)	$ 52,107 46,391 40,096	$ 19,292(3) 19,292(3) 19,292(3)	1,850,000(5) --- ---	525,000 --- ---	$ 94,596(7) 95,500 76,650
Stanley F. Mick, Executive Vice President and Chief Lending Officer	2000 1999 1998	$260,000 256,000 256,000	$ 49,106 46,443 45,149	$ 8,148(3) 8,148(3) 8,148(3)	647,500(6) --- ---	150,000 --- ---	$ 59,796(7) 60,700 41,850
Neil F. McKay, Executive Vice President, Chief Financial Officer and Treasurer	2000 1999 1998	$230,000 230,000 203,500	$ 38,335 32,592 31,410	$ 5,086(3) 5,086(3) 5,086(3)	647,500(6) --- ---	150,000 --- ---	47,196(7) 48,100(7) 29,250
Larry K. Brubaker, Executive Vice President for Corporate Services	2000 1999 1998	$190,000 186,500 186,500	$ 37,383 35,462 38,938	--- --- ---	647,500(6) --- ---	150,000 --- ---	26,196(7) 27,100 8,250
  _____________
(1)	Does not include perquisites, which did not exceed the lesser of $50,000 or 10% of the named individuals' salary and bonus.
(2)	Includes director fees for service on the Board of Directors of $24,000 for fiscal years 2000 and 1999, and $22,800 for fiscal year 1998.
(3)	Represents the amount reimbursed for all or part of the tax liability resulting from the payment of premiums on life insurance policies pursuant to Executive Bonus Agreements for 2000, 1999 and 1998, respectively.
(4)	Represents the aggregate dollar value of the 300,000 shares of Capitol Federal Financial's common stock awarded to John C. Dicus under the 2000 Recognition and Retention Plan. At September 30, 2000, the aggregate dollar value of the restricted stock award was $3,510,000. The restricted stock award vests in five equal annual installments with the first 20% of the award vesting on April 18, 2000, the date of grant, and the remaining 80% vesting annually on the anniversary of the date of grant, subject to Mr. Dicus' continued employment with Capitol Federal Financial. Mr. Dicus is entitled to receive all dividends paid on the restricted shares.
(5)	Represents the aggregate dollar value of the 200,000 shares of Capitol Federal Financial's common stock awarded to John B. Dicus under the 2000 Recognition and Retention Plan. At September 30, 2000, the aggregate dollar value of the restricted stock award was $2,340,000. The restricted stock award vests in five equal annual installments with the first 20% of the award vesting on April 18, 2000, the date of grant, and the remaining 80% vesting annually on the anniversary of the date of grant, subject to Mr. Dicus' continued employment with Capitol Federal Financial. Mr. Dicus is entitled to receive all dividends paid on the restricted shares.
(6)	Represents the aggregate dollar value of the of the 70,000 shares of Capitol Federal Financial's common stock awarded to Messrs. Mick, McKay and Brubaker under the Company's 2000 Recognition and Retention Plan. At September 30, 2000, the aggregate dollar value of the restricted stock award for each of these executive officers was $819,000. The restricted stock award vests in five equal annual installments with the first 20% of the award vesting on April 18, 2000, the date of grant, and the remaining 80% vesting annually on the anniversary of the date of grant, subject to the each executive officer's continued employment with Capitol Federal Financial. Each of the executive officers is entitled to receive all dividends paid on the restricted shares.
(7)	Amounts represent allocations under Capitol Federal Savings' profit sharing plan, allocations under Capitol Federal Savings' ESOP, and premiums on universal life insurance policies pursuant to Executive Bonus Agreements for the year ended September 30, 2000. These amounts, respectively, include $5,802, $20,394 and $60,000 for Mr. John C. Dicus; $5,802, $20,394 and $68,400 for Mr. John B. Dicus; $5,802, $20,394 and $33,600 for Mr. Mick; $5,802, $20,394 and $21,000 for Mr. McKay; and $5,802, $20,394 and $0 for Mr. Brubaker.

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              The following table sets forth information regarding grants of stock options under our 2000 Stock Option and Incentive Plan made during fiscal year 2000 to the named executive officers. The amounts shown for each named executive officer as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full (i) ten-year term of the options, which would result in stock prices of approximately $15.02 and $23.92, respectively, and (ii) fifteen-year term of the options, which would result in stock prices of approximately $19.16 and $38.51, respectively, for options with an exercise price of $9.22. No gain to the optionees is possible without an increase in stock price, which benefits all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercise and common stock holdings depend upon the future performance of Capitol Federal Financial's common stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 5% 10%

John C. Dicus, Chairman and Chief Executive Officer	54,225 445,775	1.74% 14.34	$9.22 9.22	04/18/2010 04/18/2015	$ 314,505 4,431,004	$ 797,108 13,056,749

John B. Dicus, President and Chief Operating Officer	54,225 470,775	1.74 15.14	9.22 9.22	04/18/2010 04/18/2015	314,505 4,679,504	797,108 13,789,000

Stanley F. Mick, Executive Vice President, Chief Lending Officer	54,225 95,775	1.74 3.08	9.22 9.22	04/18/2010 04/18/2015	314,505 952,004	797,108 2,805,250

Neil F.M. McKay, Executive Vice President, Chief Financial Officer and Treasurer	54,225 95,775	1.74 3.08	9.22 9.22	04/18/2010 04/18/2015	314,505 952,004	797,108 2,805,250

Larry K. Brubaker, Executive Vice President for Corporate Services	54,225 95,775	1.74 3.08	9.22 9.22	04/18/2010 04/18/2015	314,505 952,004	797,108 2,805,250

  _______________
(1)	Each option was granted under Capitol Federal Financial's 2000 Stock Option and Incentive Plan. Each of the named executive officers received an award of 54,225 incentive stock options, which expire 10 years from the date of grant, with the remainder of their awards being granted in the form of non-qualified stock options, which expire 15 years from the date of grant. All awards vest in equal installments with the first 20% vesting on April 18, 2000. The remaining 80% vest annually over a four year period beginning on April 18, 2001. All options awarded have an exercise price equal to the fair market value of the Company's common stock on the date of grant.

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  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
  OPTION VALUES
              The following table summarizes for each of the named executive officers certain information relating to stock options exercised by them during fiscal year 2000 and the value of such options at September 30, 2000. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on September 30, 2000, which was $14.625 per share, based on the closing price of Capitol Federal Financial common stock as reported on the Nasdaq Stock Market. These values, unlike the amounts set forth in the column "Value Realized," have not been, and may never be, realized. These options have not been, and may not ever be, exercised. Actual gains, if any, on exercise will depend on the value of Capitol Federal Financial common stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested.

			Number of Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
John C. Dicus, Chairman and Chief Executive Officer	---	---	100,000	400,000	$540,500	$2,162,000
John B. Dicus, President and Chief Operating Officer	---	---	105,000	420,000	567,525	2,270,100
Stanley F. Mick, Executive Vice President, Chief Financial Officer and Treasurer	---	---	30,000	120,000	162,500	648,600
Neil F.M. McKay, Executive Vice President, Chief Financial Officer and Treasurer	---	---	30,000	120,000	162,500	648,600
Larry K. Brubaker, Executive Vice President for Corporate Services	---	---	30,000	120,000	162,500	648,600

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              Capitol Federal Financial's compensation plans and matters are administered by the Stock Benefit Committee and the Compensation Committee. The Stock Benefit Committee is composed of directors Andersen and Ward. The Compensation Committee is composed of all the members of the Stock Benefit Committees, as well as directors Maupin, Quarnstrom and Reynolds. Mr. Quarnstrom is a partner in the law firm of Shaw, Hergenreter, Quarnstrom & Peters, L.L.P. The firm receives a retainer fee to serve as general counsel for Capitol Federal Savings regarding real estate and litigation issues. The legal fees received by the law firm for professional services rendered to Capitol Federal Savings during fiscal year 2000 were approximately $80,000.

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  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

              The Board of Directors of Capitol Federal Financial has furnished the following report on executive compensation:

  Capitol Federal Savings' executive compensation programs are administered by the Board's Compensation Committee ("Committee") composed of the five non-employee directors. The Committee determines and maintains Capitol Federal Savings' executive compensation policies and objectives and reviews and approves all issues pertaining to executive compensation. A separate Stock Benefit Committee administers Capitol Federal Financial's Stock Option and Incentive Plan and Recognition and Retention Plan. The objective of Capitol Federal Savings' three compensation programs (base salary, short term performance and long term incentives) is to provide compensation which enables Capitol Federal Savings to attract, motivate and retain talented and dedicated executives, promote a team orientation toward the achievement of business objectives and goals and link the success of Capitol Federal Savings' executives with that of Capitol Federal Financial's shareholders. During fiscal year 2000, the Committee revamped its compensation programs to put more of the executive officers pay at risk, by linking individual compensation to specific performance criteria, including results from operations and benefits to shareholders.

  Base Salary Compensation

              A base salary range is established for each executive position to reflect the potential contribution of each position to the achievement of Capitol Federal Savings' business objectives. This range is designed to be highly competitive with base salaries paid for comparable positions in the national market by thrift institutions. The Committee annually utilizes comparative executive compensation information for stock thrift institutions and makes further comparisons with a selected peer group of institutions with similarities in asset size and operational conduct. The Committee also is cognizant of the salaries paid by other non-financial institution companies in Capitol Federal Savings' market areas with whom it believes Capitol Federal Savings competes for executives.

              Within the established base salary ranges, actual base salary is determined by Capitol Federal Saving's financial performance in relation to attainment of the financial goals set forth in the business plan, the annual forecast of operations and the three-year financial plan, as well as a subjective assessment of each executive's achievements of any individual objectives and managerial effectiveness. Base salary levels are targeted toward the mid-range of the comparable companies. The Committee annually reviews the performance of the Chief Executive Officer and other executive officers.

  Annual Incentive Bonus

              Historically, the primary form of short term incentive compensation has been the Capitol Federal Savings' annual incentive bonus plan. All officers of Capitol Federal Savings, including the executive officers, were eligible to participate in the plan. A bonus pool was determined by applying a percentage, as approved by the Board, to income before taxes for the fiscal year being considered. Each eligible participant would share in the pool according to a formula which emphasized current base salary and length of service. Because it was not performance based, this plan was replaced with a Short Term Performance Plan, described below. The final payout under the plan was based on fiscal year 1999 earnings, and was distributed to eligible participants in January 2000.

  Short Term Performance Plan

              In November 1999, the Committee approved a short term performance plan, replacing the annual incentive bonus discussed previously. The change was made in order to put more executive pay at risk and include institutional performance criteria in a compensation plan that is more closely aligned with the interests of Capitol Federal Financial shareholders. All elected and appointed officers of Capitol Federal Savings are eligible to participate in the plan.

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              The plan is structured so that the amounts of the awards will vary based on the maximum opportunity. The maximum award that can be granted under the plan is based on a percentage of base salary, established for each officer level. The Committee is responsible for establishing performance targets for each performance year which include both the institutional and personal performance criteria. The initial payout under the new plan will be based on fiscal year 2000 performances and distributed in January 2001.

  Long Term Incentives

              A deferred incentive bonus plan operates in conjunction with the short term performance plan and is administered as an unfunded plan of deferred compensation, applicable to only officers with a title of senior vice president and above, representing the senior managers who are responsible for the long-term vision and the continued growth, profitability and success of Capitol Federal Savings.

              Participants may defer for a period of three years up to 50% of the award under the short term performance plan, subject to a maximum amount of $100,000. The total of the amount deferred, plus a fifty percent match by Capitol Federal Financial, shall be deemed to be invested in Capitol Federal Financial common stock at the closing price as of the December 31 immediately preceding the deferral date. If, as of the December 31 immediately preceding the end of the mandatory deferral period, the closing price for the stock is greater than the price when the initial value was determined, the difference shall be converted to cash and added to the deferred amount along with the Company match and the dividend equivalents during the deferral period and paid in cash on the distribution date.

              Capitol Federal Savings also maintains the 2000 Stock Option and Incentive Plan and the 2000 Recognition and Retention Plan. Both plans were approved by shareholders in April 2000. The plans are designed to provide incentives for long-term positive performance by the executive officers to align their financial interests with those of Capitol Federal Financial shareholders.

              The Stock Benefit Committee administers these two long-term incentive stock plans, determines employee eligibility and grants share awards. RRP grants are held in trust until the awards vest and are distributed. Generally, both options and RRP awards vest in equal annual installments over a period of five years.

  Chief Executive Officer

              John C. Dicus has been the Chief Executive Officer of Capitol Federal Savings since January 1989. His base salary and his short term performance award are established annually based on the information discussed above. To date, specific performance goals have not been used by the Committee in determining Mr. Dicus' base salary. Based on the review of his salary in relation to Capitol Federal Saving's peer group, Mr. Dicus' salary for this fiscal year was not increased from the prior year. Going forward, the short term performance plan provides for Mr. Dicus to receive a maximum opportunity award of sixty percent of base salary with performance based on 90 points for institutional financial criteria and 10 points on personal performance criteria. Under the long term incentive stock plans, Mr. Dicus was vested in 100,000 stock options and 60,000 RRP shares in 2000.

              The foregoing report is furnished by the Compensation Committee of the Board of Directors.

                          B. B. Andersen (Chairperson)
                          Robert B. Maupin
                          Frederick P. Reynolds
                          Carl W. Quarnstrom
                          Marilyn S. Ward

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  Report of the Audit Committee of the Board of Directors

              Notwithstanding anything to the contrary set forth in any of Capitol Federal Financial's previous or future filings with the SEC that might incorporate this proxy statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any filing.

              Membership and Role of the Audit Committee. The Audit Committee consists of the following members of Capitol Federal Financial's Board of Directors: Marilyn S. Ward, B.B. Andersen, Robert B. Maupin and Frederick P. Reynolds. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A.

              The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding accounting, auditing and reporting practices. The Audit Committee's primary duties and responsibilities are to (1) serve as an independent and objective party to monitor Capitol Federal Financial's financial reporting process and internal control system; (2) review and appraise the audit efforts of Capitol Federal Financial's independent accountants and internal audit department; (3) evaluate Capitol Federal Financial's quarterly financial performance as well as its compliance with laws and regulations; and (4) provide open avenues of communication among the independent accountants, financial and senior management, counsel, the internal audit department and the Board of Directors.

              Review of the Audited Financial Statements for the Fiscal Year Ended September 30, 2000. The Audit Committee has reviewed and discussed the audited financial statements of Capitol Federal Financial for the fiscal year ended September 30, 2000 with Capitol Federal Financial management. The Audit Committee has discussed with Deloitte & Touche LLP, the independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

              The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

              Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Capitol Federal Financial's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the SEC.

              The foregoing report is furnished by the Audit Committee of the Board of Directors.

                          Marilyn S. Ward (Chairperson)
                          B. B. Andersen
                          Robert B. Maupin
                          Frederick P. Reynolds

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  Shareholder Return Performance Presentation

              The line graph below compares the cumulative total shareholder return on Capitol Federal Financial's common stock to the cumulative total return of a broad index of the Nasdaq Stock Market and a savings and loan industry index for the period April 1, 1999 through September 30, 2000 (Capitol Federal Financial became a public company on March 31, 1999). The information presented below assumes $100 was invested on April 1, 1999 in Capitol Federal Financial's common stock and in each of the indices and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

  COMPARISON OF CUMULATIVE TOTAL RETURN
  AMONG CAPITOL FEDERAL FINANCIAL,
  NASDAQ MARKET INDEX AND SAVINGS AND LOAN INDUSTRY INDEX

  [GRAPHIC OMITTED]

	4/1/99	6/30/99	9/30/99	12/31/99	3/31/00	6/30/00	9/30/00
CAPITOL FEDERAL FINANCIAL	100.00	108.52	104.65	103.38	101.21	119.99	160.15
S&L INDEX	100.00	98.46	86.7	80.46	78.31	83.05	106.32
NASDAQ MARKET INDEX	100.00	108.81	110.58	163.32	185.83	159.83	147.49

  Certain Transactions

              Capitol Federal Savings has followed a policy of granting loans to officers and directors. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

              All loans we make to our directors and executive officers are subject to Office of Thrift Supervision regulations restricting loans and other transactions with affiliated persons of Capitol Federal Savings. Loans to all directors and executive officers and their associates totaled approximately $ 3.44 million at September 30, 2000, which was .35% of our equity at that date. All loans to directors and executive officers were performing in accordance with their terms at September 30, 2000.

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  PROPOSAL II

  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
              The Board of Directors has renewed Capitol Federal Financial's arrangement for Deloitte & Touche LLP to be its independent auditors for the fiscal year ending September 30, 2001 subject to the ratification of the appointment by Capitol Federal Financial's shareholders. A representative of Deloitte & Touche LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

              The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2001.

  SHAREHOLDER PROPOSALS

              In order to be eligible for inclusion in Capitol Federal Financial's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at the meeting must be received at Capitol Federal Financial's executive office at 700 Kansas Avenue, Topeka, Kansas 66603 no later than August 30, 2001.

              To be considered for presentation at next year's annual meeting, although not included in the proxy statement, any shareholder proposal must be received at Capitol Federal Financial's executive office at least five days prior to next year's annual meeting. All shareholder proposals for inclusion in Capitol Federal Financial's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any shareholder proposal (regardless of whether included in Capitol Federal Financial's proxy materials), Capitol Federal Financial's Charter and Bylaws.

  OTHER MATTERS

              The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

  ADDITIONAL INFORMATION

  Proxy Solicitation Costs

              Capitol Federal Financial will pay the costs of soliciting proxies. Capitol Federal Financial will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and employees of Capitol Federal Financial may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

  Appendix A

  Appendix A

  CAPITOL FEDERAL FINANCIAL
  Audit Committee Charter

  The Board of Directors of Capitol Federal Financial, in an effort to promote confidence in the integrity of financial statements, and encourage the adoption of a strong internal control environment, hereby adopts this Audit Committee Charter on March 21, 2000. This Charter shall be reviewed, updated and approved annually by the Board of Directors.

  Roles and Independence

  The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Capitol Federal Financial and other such duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of NASDAQ. The committee is expected to maintain free and open communication with the independent accountants, the internal auditors and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

  The board of directors shall appoint one member of the audit committee as chairperson. The chairperson shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

  Responsibilities

  The audit committee's primary responsibilities include:

Recommending to the board the independent auditor to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the independent auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

Reviewing the schedule of fees and services and overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

Providing guidance and oversight to the internal audit activities of the corporation including reviewing the organization, plan, budget, and results of such activity.
Reviewing the audited financial statements and discussing them with management and the independent auditor as required by SAS 61. These discussions shall include consideration of the quality and risks related to the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the company's audited financial statements in the Company's annual report on Form 10-K.
Reviewing with management and the independent auditor the quarterly financial information prior to the company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.
Discussing with management, the internal auditors and the external auditors the quality and adequacy of the company's internal controls, including information systems.
Discussing with management the status of pending litigation, taxation matters, regulatory matters, compliance with the company's code of conduct, and other areas of oversight to the legal and compliance area as may be appropriate, including relevant training, monitoring and disciplinary actions.

Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

  A-1
  Proxy Card

  REVOCABLE PROXY

  CAPITOL FEDERAL FINANCIAL
  ANNUAL MEETING OF SHAREHOLDERS

  January 23, 2001

              The undersigned hereby appoints the members of the Board of Directors of Capitol Federal Financial, and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Capitol Federal Financial which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on January 23, 2001 at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, in Topeka, Kansas at 10:00 a.m. central standard time, and at any and all adjournments thereof, as follows:
		FOR	WITH- HOLD	FOR ALL EXCEPT
I.	The election of JOHN B. DICUS AND FREDERICK P. REYNOLDS as directors for terms of three years.	______	______	______
Instructions: To withhold your vote for an individual nominee mark the box "FOR ALL EXCEPT" with an "X" and write the name of the nominee on the line provided below for whom you wish to withhold your vote.

II.	The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2001.	______	______	______

               In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment thereof.

  The Board of Directors recommends a vote "FOR" the listed proposals.

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

  Proxy Card Back

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              This proxy may be revoked at any time before it is voted by delivering to the Secretary of Capitol Federal Financial, on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Capitol Federal Financial's common stock, or by attending the meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

               The undersigned acknowledges receipt from Capitol Federal Financial, prior to the execution of this Proxy, of Notice of the Annual Meeting of Shareholders, a Proxy Statement dated December 28, 2000 and Capitol Federal Financial's Annual Report to Shareholders for the fiscal year ended September 30, 2000.

Dated:

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PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE